Exhibit 10.29

ARENA PHARMACEUTICALS, INC.

DEFERRED COMPENSATION PLAN

Effective Date:  November 11, 2003

ARTICLE 1

INTRODUCTION

Arena Pharmaceuticals, Inc. wishes to establish a deferred compensation plan as set forth herein to provide deferred compensation for a select group of management or highly compensated employees of the Company and certain members of the Company’s Board of Directors, effective as of November 11, 2003.  The Participants in the Plan have entered into agreements with the Company to receive the Company’s Common Stock in exchange for services.  This stock is not vested and is subject to forfeiture unless the Participants continue to perform services on behalf of the Company through vesting dates that are scheduled to occur in 2004 and thereafter, or unless certain other specified events occur.

The Company has determined that it will permit the Participants to defer the delivery of these non-vested, or “restricted,” shares that they would otherwise become entitled to receive in 2004 or later.  This deferral opportunity has been established in part to encourage the Participants to continue to hold rights to own Common Stock in the future that may otherwise be sold to satisfy a Participant’s tax withholding or other financial obligations upon vesting, and for the purpose of rewarding and incentivizing the Participants.

ARTICLE 2

DEFINITIONS

“Beneficiary” or “Beneficiaries” means the person or persons designated by a Participant in an Election Form to receive any distribution under the Plan that is payable upon the death of the Participant.

“Board” means the Board of Directors of the Company.

“Board Member” means an individual non-employee member of the Board.

“Change of Control” for purposes of the Plan shall have the meaning set forth in the Participant’s Termination Protection Agreement, or if no such agreement exists, the Company’s 2002 Equity Compensation Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board, the Compensation Committee of the Board, or such other administrative committee of the Board as appointed from time to time by the Board to control and manage the operation and administration of the Plan, as set forth in Article 8.

“Common Stock” means the common stock of Arena Pharmaceuticals, Inc.

“Company” means Arena Pharmaceuticals, Inc., a Delaware corporation, and any successor or continuing corporation.

“Designated Distribution Date” means the date on which the Participant elects to begin to receive a distribution of his or her Designated Shares.

“Designated Shares” means those shares of Restricted Stock (together with any dividends attributable to such Designated Shares) the receipt of which a Participant has elected to defer in accordance with the Plan, by completing an Election Form.

“Effective Date” means November 11, 2003.

“Election Form” means the form entered into by a Participant confirming the Participant’s election to defer the receipt of Designated Shares and specifying, among other things, the number of shares to be deferred, the Designated Distribution Date, the Participant’s Beneficiary, and related matters.  A copy of the Election Form for the Plan is attached as Exhibit A hereto.

“Eligible Employee” means an employee of the Company who is a member of a select group of management or a highly compensated Employee of the Company, and who has been chosen by the Committee, in the Committee’s sole discretion, to be eligible to participate in the Plan.

“Eligible Restricted Stock” means Restricted Stock that, at the time of an election to defer under this Plan, is subject to restrictions, including forfeiture, that are scheduled to lapse in the future based upon the Eligible Employee’s or Board Member’s continued provision of Services to the Company through the Vesting Date, or based upon the occurrence of other specified events.  The only Restricted Stock that is eligible to be deferred under this Plan (and which qualifies as “Eligible Restricted Stock”) is Restricted Stock with a Vesting Date that occurs in a Plan Year after the Plan Year in which the election to defer is made and which has a Vesting Date that is at least three months after the date of such election.  Notwithstanding the foregoing, with respect to the initial Plan Year of the Plan, or in the case of an Employee who is hired or promoted to a position of eligibility for participation in the Plan (or a Board Member who is first elected to become a Board Member during a Plan Year), such person may elect to defer the receipt of Eligible Restricted Stock with a Vesting Date that occurs in a Plan Year after the Plan Year in which the election to defer is made and which has a Vesting Date that is at least one month after the date of such election.

“Employee” means a person employed by the Company on a regular, full-time, salaried basis, including any Employee who is on an approved leave of absence from the Company, whether paid or unpaid.

“Hardship” means an unforeseeable financial emergency for a Participant which he or she cannot meet through loans, insurance or liquidation of the Participant’s assets (to the extent such liquidation would not itself cause a financial hardship).  An unforeseeable financial emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Section 152(a) of the Code), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  Examples of circumstances that are not considered to be unforeseeable financial emergencies include the need to send a child of the Participant to college or the desire to purchase a home.

“Participant” means any Eligible Employee or Board Member who has elected to participate in the Plan by completing, executing and returning an Election Form and other required forms to the Committee, or its designee.

“Plan” means this Arena Pharmaceuticals, Inc. Deferred Compensation Plan, as amended from time to time.

“Plan Year” means the year beginning each January 1 and ending December 31; notwithstanding the foregoing, the initial Plan Year shall mean the period beginning with the Effective Date and ending on December 31, 2003.

“Restricted Stock” means Common Stock that has been awarded to an Eligible Employee and Board Member.

“Restricted Stock Agreement” means the form of agreement entered into by the Company and a Participant which sets forth the applicable terms and conditions of a Participant’s award of Restricted Stock, including vesting and other requirements.

“Service” means employment as an Employee, service to the Company as a consultant or service as a Board Member, as applicable.  An Participant shall not be deemed to terminate Service if the Participant converts from a Board Member to an Employee, from an Employee to a Board Member, or either to a consultant of the Company.

“Top Hat Plan” means a non-qualified deferred compensation plan for a select group of management or highly compensated employees within the meaning of Section 401(a)(1) of ERISA and Section 2520.104-23(d) of the Department of Labor Regulations.

“Vesting Date” means the date on which restrictions on the Restricted Stock lapse.

ARTICLE 3

DEFERRALS

3.1          Election to Defer.

(a)           Each Eligible Employee who is notified of his or her eligibility to participate in the Plan and each Board Member may elect to defer the receipt of Eligible Restricted Stock until a Designated Distribution Date.  The Committee shall designate Eligible Employees and Board Members who shall be covered by this Plan.  A Participant’s participation in the Plan shall commence as of the date such Participant has complied with the election procedures set forth herein by completing an Election Form.  Nothing in the Plan or in the Election Form should be construed to require any contributions to the Plan on behalf of the Participant by the Company.

(b)           For a deferral hereunder to be effective, such Eligible Employee or Board Member must designate the shares of Eligible Restricted Stock that he or she desires to defer by completing and signing an Election Form and returning it to the Company’s Vice President, Finance or Chief Financial Officer, at 6166 Nancy Ridge Drive, San Diego, CA 92121.

(c)           For the Plan Year in which this Plan is first implemented, and in the case of an Employee who is hired or promoted to a position of eligibility for participation in the Plan or a Board Member who is elected to become a Board Member during a Plan Year, such person shall have thirty (30) days from the date of notification of eligibility for participation in the Plan in which to submit the required election documents for the then Plan Year.

3.2          Deferral Election is Irrevocable.  A Participant’s election to defer Eligible Restricted Stock is irrevocable.

3.3          Changes to Deferral Elections.  A Participant’s Election Form shall remain in effect until modified as herein permitted.  A Participant may modify his or her existing Election Form only in the following manner:

(a)           to provide for a later Designated Distribution Date than is currently provided for under the Participant’s existing Election Form.  This modification may only be made with respect to such Participant’s Designated Shares that are otherwise scheduled to be distributed to the Participant in a Plan Year after the Plan Year in which the election is modified, and may be made only if the original Designated Distribution Date is scheduled to occur at least three months after the date of any such modification;

(b)           subject to the limitations contained in Section 3.1(c), to designate additional shares of Eligible Restricted Stock that the Participant wishes to defer under the Plan.

(c)           to provide for a different form of distribution, as set forth in Article 6.

Subject to the limitations contained herein, any change to an Election Form shall only be effective upon the completion and execution of a new Election Form and the Participant’s submission of this agreement to the Company’s Vice President, Finance or Chief Financial Officer, at 6166 Nancy Ridge Drive, San Diego, CA 92121.  Forms submitted after the dates specified in Section 3.1(c) will not be accepted.

3.4          Administrative Rules.  The Committee has the power to establish rules and from time to time to modify or change such rules governing the manner and method by which deferrals of a Participant’s Restricted Stock may be changed.

ARTICLE 4

RESTRICTED STOCK

4.1          Lapse of Restrictions on Restricted Stock.  Notwithstanding this Plan, Restricted Stock that has been deferred pursuant to the Plan shall continue to be subject to the terms and conditions, including forfeiture or other vesting requirements, set forth in the applicable Restricted Stock Agreement.  If a Participant’s Service with the Company is terminated before the Vesting Date for any reason, whether initiated by the Company or the Participant, then none of the Restricted Stock, whether or not subject to accelerated vesting at the time of the Participant’s termination or cessation of Services, shall be eligible for continued deferral under the Plan, even if an Election Form has been previously completed.  In that event, and Designated Shares shall no longer be subject to the Plan and the vested portion of the Designated Shares (including any Designated Shares the vesting of which has been accelerated as a result of such termination) shall be promptly distributed to the Participant.

4.2          Stock Certificates.  Stock certificates evidencing the Designated Shares shall not be issued to Participants, or registered in a Participant’s name, until the Designated Distribution Date.

4.3          Dividends.  If the Company pays dividends paid on its Common Stock, then such dividends shall become a portion of the Designated Shares.

4.4          Restriction on Transferability.  The Designated Shares may not be sold, transferred, pledged, assigned, or otherwise alienated at any time prior to the Designated Distribution Date.  Any attempt to do so contrary to the provisions hereof shall be null and void.

4.5          Voting Rights.  Participants shall not have voting or other rights as a stockholder of the Company with respect to the Designated Shares until the Designated Distribution Date, at which time the Participant will obtain full voting and other rights as a stockholder of the Company.

ARTICLE 5

DISTRIBUTIONS AND WITHDRAWALS

5.1          Designated Distributions.  A Participant’s Designated Shares will be distributed to such Participant on the Designated Distribution Date set forth in the Participant’s Election Form.  Notwithstanding the above, earlier distributions may be permitted under the circumstances set forth in Article 5.2 to 5.5 below.

5.2          Hardship Withdrawals.  A Participant may request a Hardship withdrawal of some or all of his or her Designated Shares, which request may be approved or denied by the Committee.  The value of the Designated Shares so distributed to the Participant for a Hardship shall not exceed the amount needed to satisfy the unforeseeable financial emergency (after deducting any and all taxes as may be required to be withheld).

5.3          Non-Hardship In-Service Withdrawals.  A Participant may elect to receive a withdrawal of some or all of his or her Designated Shares from the Plan at any time not otherwise expressly authorized by the Plan upon prior written notice to the Committee; provided, however, that ten percent (10%) of the value of the Designated Shares being requested as part of the withdrawal shall be permanently forfeited to the Company and the Participant shall have no further rights to forfeited amounts.  If a Participant elects to receive a withdrawal under this Article 5.3, then such Participant shall not be permitted to defer additional Restricted Stock hereunder for the remainder of the then current Plan Year, or the Plan Year immediately following the year in which the Hardship withdrawal occurs.  No more than one Non-Hardship In-Service withdrawal may be taken by a Participant under this Plan.

5.4          Change of Control Provisions.

(a)           A Participant may make an election to receive his or her Designated Shares under the Plan upon or following a Change of Control, even if the Participant does not terminate employment with the Company or the acquiring entity as a result of the Change of Control.  Such Change of Control election shall be made on the Participant’s Election Form (or on any other form provided by the Company for this purpose).

(b)           The timing of distributions in the event of a Change of Control that may be elected by a Participant are as follows:

(1)           Payment in the form of distribution of the Participant’s Designated Shares as soon as administratively feasible to the Participant upon the occurrence of a Change of Control without regard to whether the Participant continues to be employed by the Company or the acquiring entity at the time of the Change of Control.

(2)           Payment in the form of distribution of the Participant’s Designated Shares as soon as administratively feasible to the Participant following the Participant’s termination of Service for any reason upon or following a Change of Control.

A Participant who does not elect either (1) or (2) above, shall not be eligible to receive a distribution upon or following the Change of Control, but shall receive his or her distributions, as the case may be, on the scheduled Designated Distribution Date, as that date may be changed by the Participant in accordance with this Plan from time to time.

(c)           A Participant’s initial election under this Article 5.4 of the timing of benefits payable upon or following the occurrence of a Change of Control shall be made as part of the Participant’s Election Form.  Any change to such Election Form as to the timing of such Change of Control benefits must be made and submitted to the Company’s Vice President, Finance or Chief Financial Officer on or before the date which is at least six (6) full calendar months prior to the date on which the Change of Control occurs and prior to the first day of the Plan Year in which such Change of Control occurs. Any Change of Control election changes submitted after such date shall be null and void and the Participant’s previous election regarding distributions shall control.

5.5          Termination from Service.  If a Participant so elects on his or her Election Form, the Participant or his or her Beneficiaries, as applicable, shall automatically receive a distribution of the vested portion of such Participant’s Designated Shares (or any remaining portion of such vested Designated Shares if distribution has already commenced) as soon as administratively reasonable following the Participant’s termination from Service.

5.6          Death.   As soon as administratively practicable following the death of a Participant prior to complete distribution to him or her of the entire balance of his or her Designated Shares, the balance of his or her Designated Shares on the date of death shall be payable in the form of a lump sum to the Participant’s designated Beneficiary.

5.7          Limits on Maximum Distribution.  Notwithstanding any provision of the Plan to the contrary, no distribution will be made to a Participant in any taxable year of the Company to the extent such distribution results in the Participant receiving an amount of compensation that cannot be deducted by the Company pursuant to the limitations imposed on the deduction of certain compensation payments under Code Section 162(m).  Any distributions that would have been made but for the preceding sentence shall be made at such time as the deductibility of such payments ceases to be barred under Code Section 162(m).  Notwithstanding the foregoing, if a distribution is made on account of a Change of Control, then a distribution may be made to a Participant without regard to whether the Company’s deduction would be limited pursuant Code Section 162(m).

ARTICLE 6

FORM OF DISTRIBUTIONS

6.1          Forms of Payment.  Distributions may be made under one or more of the following payment alternatives as selected by the Participant in an Election Form:

(1)           single, lump-sum distribution;

(2)           installments (occurring monthly, quarterly or annually for a period elected by the Participant, subject to Section 5.6).

ARTICLE 7

BENEFICIARIES

7.1          Beneficiary Designation.  The Participant’s Election Form shall designate the Beneficiary (or Beneficiaries) who is to receive a distribution of the Participant’s Designated Shares in the event of such Participant’s death.  Any such designation, or change of Beneficiary, shall not be effective until received by Vice President, Finance or Chief Financial Officer, at 6166 Nancy Ridge Drive, San Diego, CA 92121.  If the Participant has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if said designated Beneficiary (or Beneficiaries) shall predecease the Participant, then the Participant’s estate shall be treated as the Beneficiary.  A Participant may change his or her Beneficiary designation at any time, by amending the Participant’s Election Form.

ARTICLE 8

ADMINISTRATION

8.1          General.  This Plan shall be administered by the Committee, which shall exercise all administrative powers and duties under the Plan in accordance with the terms and purposes of the Plan, including, without limitation, the authority to amend or terminate the Plan.  The Committee shall determine the benefits due to or on behalf of each Participant or Beneficiary from this Plan and shall cause them to be distributed accordingly.

8.2          Procedures.  The Committee may adopt such rules and regulations not inconsistent with the provisions of the Plan as it deems necessary or appropriate for the proper administration of the Plan and shall have the authority to interpret and construe any provision of the Plan.

8.3          Claims.  A submission of a written request for benefits by the Participant or a Beneficiary (“Claimant”) to the Company will constitute a claim.  If, after review, the claim is approved, the benefits will be distributed as provided in the Plan.  If the claim is denied in whole or in part, the Company will notify the Claimant in writing within 90 days after receiving the claim.  In this event, the Company will provide the specific reasons for its decision and references to the Plan provisions on which the decision is based.  The Company also will specify any additional information or material that must be submitted to prove the claim and explain how to appeal a denied claim.

While the Company ordinarily has 90 days after receipt of a claim to respond in writing, there may be times when the Company requires more time to process the claim.  Should this situation occur, the Company will notify the Claimant within the initial 90-day period that the Company requires an extension of time to make its decision.  However, the extension of time will not exceed an additional 90 days from the end of the initial 90-day period.  If the Claimant has not received a response from the Company within 90 days or any extension of such period, the Claimant may file a lawsuit in federal court.

Should a claim for benefits be denied, in whole on in part, the Claimant may appeal the denial by submitting a written request for review to the Company after receiving the denial.  The written request should set forth all the grounds on which it is based.  The Claimant, or the Claimant’s representative, also may review pertinent Plan documents and submit issues and comments in writing to the Company.  The Company will review the appeal, and will notify the Claimant of its decision in writing, ordinarily within 60 days.  There may be times when the Company will require more time to review an appeal.  If this happens, the Claimant will be notified within the initial 60-day period that the Company requires an extension of time to make its decision.  The extension will be no longer than 120 days after receipt of the appeal.  The Company’s written response to the appeal will give the reasons for its decision and references to Plan provisions on which the decision is based.

8.4          Discretionary Authority of Plan Administrator; Interpretation of Plan.  The Committee shall be vested with authority (i) to construe and interpret the Plan, and a Participant’s Election Form (collectively referred to as “Documents”), their terms, and any rules and regulations promulgated thereunder, including but not limited to resolving ambiguities, inconsistencies and omissions, (ii) to construe and interpret the Federal and state laws and regulations that relate to the Documents, (iii) to decide all factual questions arising in connection with the Documents, and (iv) to decide all other questions arising in connection with the Documents, including but not limited to determinations of eligibility, entitlement to benefits, and vesting.

All provisions of the Plan document shall be interpreted in a manner that is consistent with the treatment of the Plan as a Top Hat Plan to which no funding requirements are applicable.  No Participant in the Plan is intended to be taxed for federal income tax purposes with respect to any Restricted Stock deferred under the Plan (with the exception of the provisions of Section 10.11) unless and until such amounts are actually received by such Participant.  The Committee has the absolute right to interpret or modify any and all provisions of the Plan to the extent necessary or appropriate, as the Committee determines in its discretion, in order for the Plan and the Participants in the Plan to be treated consistent with the intent expressed in this Section 8.4.

ARTICLE 9

AMENDMENT AND TERMINATION

9.1          Amendment or Termination.  While the Company intends and expects the Plan to continue to fulfill its purposes and serve the best interests of the Participants, the Beneficiaries and the Company in its present form, the Company reserves the right to amend or terminate the Plan at any time, subject to the provisions of Section 8.2 and this Section 9.1.  The Company has delegated to the Committee the authority to amend or terminate the Plan.  Notwithstanding the foregoing, no such amendment or termination may impair a Participant’s rights with respect to deferrals under this Plan.

ARTICLE 10

MISCELLANEOUS

10.1        No Right to Continued Employment.  Nothing contained in this Plan or in any agreement or instrument executed pursuant to the Plan shall be construed as conferring upon any Participant the right to continued Service in any capacity with the Company or to interfere with the right of the Company to discharge any employee or any other person at any time or for any reason, which right is hereby reserved.

10.2        Successors and Assigns.  This Plan shall be binding upon the Company and its successors and assigns.

10.3        Assignment or Alienation.  Benefits of Participants under this Plan may not be anticipated, assigned (either by law or in equity), transferred, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

10.4        Headings.  The headings herein are for reference only.  In the event of a conflict between a heading and content of a section of this Plan, the content of the section shall control.

10.5        Gender and Number.  Whenever used herein, the masculine shall be interpreted to include the feminine and neuter, the neuter to include the masculine and feminine, the singular to include the plural and the plural to include the singular, unless the context requires otherwise.

10.6        Governing Law.  The place of administration of this Plan shall conclusively be deemed to be within the State of California, and the Plan shall be governed by and in all respects construed in accordance with the substantive laws of the State of California, except where such laws are superseded by applicable federal laws.

10.7        Ineligible Participants.  If any Participant is found to be ineligible, that is, not a member of a select group of management or highly compensated employees eligible to participate in a Top Hat Plan, according to a determination made by the United States Department of Labor, the Committee will take whatever steps it deems necessary, in its discretion, to equitably protect the interests of the affected Participants.

10.8        Unsecured Promise by Company.  Notwithstanding any other provision in the Plan or a Participant’s Election to the contrary, any Designated Shares shall be distributed only to the extent that the Company is not bankrupt or financially insolvent at the time of such distribution.  Whether or not the Company is bankrupt or financially insolvent shall be determined by the Committee.  Any benefits under the Plan represent an unfunded, unsecured promise by the Company to pay these benefits to the Participants when due.  A Participant has no greater right to any assets in the Plan than the general creditors of the Company in the event that the Company shall become bankrupt or financially insolvent.  Plan assets can be used to pay only benefits under the Plan or the claims of the Company’s general creditors.

10.9        Debt Offsets.  If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company or an affiliate, then the Company may offset such amount owed to it or an affiliate against the amount of benefits otherwise distributable.  Such determination shall be made by the Committee.

10.10      Payment Due to Incompetence.  If the Committee receives evidence that a Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its discretion, direct the payment to any other person or trust which has been legally appointed by the courts or to any other person determined by the Company to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper.  Any such payment shall be in complete discharge of the Company’s obligations under this Plan.

10.11      Tax Withholding Obligations.  Notwithstanding this Plan, the Designated Shares shall remain subject to FICA, FUTA and like taxes (but not personal income taxes) upon the Vesting Dates of such Designated Shares.  The Participant may be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding for FICA, FUTA or like taxes, in connection with such Participant’s deferral.  Alternatively, the Company may, at its election, withhold the required amounts from the Participant’s pay (including from amounts deferred pursuant to this Plan) during the pay periods next following the date on which any such applicable employment tax liability otherwise arises.  In addition, the Company may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

10.12      Attorney’s Fees.  The Company shall pay for all costs and expenses of a Participant (or Beneficiary, as applicable), at least monthly, including attorneys’ fees and disbursements, in connection with any legal proceeding, whether instituted by the Company or by the Participant (or Beneficiary), relating to the interpretation or enforcement of any provision of this Plan, except that if the Participant (or Beneficiary) instituted the proceeding and the judge or other individual presiding over the proceeding affirmatively finds that the Participant (or Beneficiary) instituted the proceeding in bad faith, then the Participant (or Beneficiary) shall be required to pay all of his or her costs and expenses, including attorney’s fees and disbursements, and shall not be entitled to reimbursement.  The Company shall pay prejudgment interest on any money judgment obtained by the Participant (or Beneficiary) as a result of such a proceeding, calculated at the prime rate of interest as reported in the Wall Street Journal, as in effect from time to time, from the date that payment should have been made to the Participant (or Beneficiary) under this Agreement.

IN WITNESS WHEREOF, the Plan is hereby adopted by a duly authorized officer of Arena Pharmaceuticals, Inc. on this 11th day of November, 2003.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Jack Lief

Name:	Jack Lief

Title: President and CEO

EXHIBIT A

ARENA PHARMACEUTICALS, INC.

DEFERRED COMPENSATION PLAN

ENROLLMENT AGREEMENT/CHANGE FORM

Name	Social Security Number

I have been offered an opportunity to participate in the Arena Pharmaceuticals, Inc. Deferred Compensation Plan (the “Plan”).  I will participate in the Plan and irrevocably authorize Arena Pharmaceuticals, Inc. (the “Company”) to defer the payment of restricted stock that is scheduled to vest in a calendar year after the date of this election.  This Enrollment Agreement is subject to all of the terms of the Plan.  Capitalized terms in this election form that are not defined herein shall have the same definitions and meaning as set forth in the Deferred Compensation Plan.

Section I (All eligible and participating Participants must complete Section I)

RESTRICTED STOCK DEFERRAL ELECTION

I have been granted restricted shares of common stock (“Restricted Stock”) pursuant to the Plan that is currently subject to a vesting schedule and “Restricted Stock Agreement.”  The Company has determined that it will permit me, by completing this election form, to defer the receipt of all or a portion of the Restricted Stock that is otherwise scheduled to vest on various dates in 2004 or later.  This election is subject to the provisions of the Plan.

By submitting this form I hereby:

☐                                  Elect to defer the receipt of my Restricted Stock designated below until the Designated Distribution Date:

Grant Date of Award	Number of Shares to be deferred	Vesting Date

Note:  If you elect to defer a portion of your Restricted Stock, you are required to select a whole number of Shares.

ARENA PHARMACEUTICALS, INC.

DEFERRED COMPENSATION PLAN

ENROLLMENT AGREEMENT/CHANGE FORM

SECTION II

(Complete Section II ONLY if you are enrolling into the Plan for the first time or you are making changes to previous elections.)

Section II

Timing of Distribution:

I, (please print)                                                      , hereby designate the following as my Designated Distribution Date:

☐                                  My termination of Service.

☐                                  My attainment of age       .

☐                                  On            , 20  .

☐                                  Upon a Change of Control regardless of whether I terminate Service.

☐                                  Upon the termination of my Service following a  Change of Control.

☐                                  Other:                                                        .

(Note:  If more than one item above is checked, then the distribution of Designated Shares shall occur on the earliest of such dates.)

Notwithstanding the foregoing, I note that my Designated Shares will be distributed immediately upon my death.

Form of Distribution:

I elect to have my Designated Shares distributed:

(Choose one)

☐                                    Lump sum

☐                                    Equal installments* over ___ years

(Distributions to begin as soon as administratively practicable after my Designated Distribution Date)

(Note:  If more than one item above is checked, then the distribution of Designated Shares shall occur in a lump sum.)

*Equal installments to be made on a: (Choose one)

☐                  monthly

☐                  quarterly

☐                  annual basis.

(Note:  If more than one item above is checked, then the distribution of Designated Shares shall occur on a quarterly basis.)

Method for calculating installment distributions:

The following shall apply to any installment distributions under the Plan.  Distributions will be calculated by dividing the number of Designated Shares by the number of installments specified. For each successive period, distributions will be recalculated based on the current number of Designated Shares at the beginning of the period divided by the number of remaining installments.

Note:  Notwithstanding the foregoing, if, on the scheduled Designated Distribution Date, the Participant is in possession of material, non-public information, then the Designated Distribution Date shall be deferred until the first to occur of (a) the date that the Participant (or Beneficiary, if applicable) is no longer in possession of material, non-public information, (b) the date that the Participant (or Beneficiary, if applicable) is permitted to sell the Common Stock without violating either Rule 10(b)-5 of the Securities Exchange Act of 1934 or the Company’s insider trading policy or (c) the date that the Company files a Form 10-Q, files a Form 10-K or a registration statement covering the Company’s securities is declared effective by the Securities and Exchange Commission.

ARENA PHARMACEUTICALS, INC.
DEFERRED COMPENSATION PLAN
ENROLLMENT	ARGREEMENT/CHANGE	FORM
SECTION III

Beneficiary Designation.

Complete this Section III to name Beneficiaries who will receive any Plan benefits payable at the time of your death.  If you are not married, death benefits will be paid to the Beneficiaries shown on this form.  If you are married and a resident of a community property state, one half on any Plan benefit payable which is the result of an amount contributed to the Plan during your marriage is the community property of your spouse, and you must designate your spouse to receive at least one-half of your benefits under the Plan.  If you fail to designate a Beneficiary, or if no Beneficiary shall survive you, then any Plan benefits payable shall be paid to your estate.  If your Primary Beneficiary is unable or unwilling to receive Plan benefits payable at the time of your death, either due to such person’s own death, permanent disability or otherwise, then the Plan benefits payable at the time of your death shall be paid to your Secondary Beneficiary.  Please return this completed form to the Company’s Vice President, Finance or Chief Financial Officer:

1. Your Personal Information (Please print in ink.)

Name	Social Security number	Date of Birth

2. Your Beneficiary

Please name primary and secondary Beneficiaries.

Primary Beneficiary

Name	Relationship	Social Security number

Address	City	State	Zip	Date of Birth

Secondary Beneficiary

Name	Relationship	Social Security number

Address	City	State	Zip	Date of Birth

3. Your Signature

I hereby revoke every previous designation of a Beneficiary for this Plan.  I understand that I may change my Beneficiary at any time by completing a new Election Form, and that the change is effective when received in writing and accepted by the Committee.  I understand that any distribution pursuant to the foregoing designation shall constitute full discharge of the Company and the Committee as well as all affiliates of the Company, from all claims with respect to the amounts so paid.

Signature	Date

ARENA PHARMACEUTICALS, INC.
DEFERRED COMPENSATION PLAN
ENROLLMENT	ARGREEMENT/CHANGE	FORM
(All Participants must complete)

The deferral elections relating to Restricted Stock must be made no later than three (3) months prior to the Vesting Date applicable to such Restricted Stock or such later time as is permitted under the terms of the Plan.

The Designated Distribution Date and the distribution methods elected in this Enrollment Agreement will remain in effect for all years unless I elect otherwise in a later Enrollment Agreement with the Company.  Any such new election will be effective no earlier than a date that is (i) in a subsequent Plan Year and (ii) three (3) months following the date the new election is made and such new election will apply to all Designated Shares deferred under the Plan.

For the first Plan Year, this Enrollment Agreement must be dated and returned no later than December 20, 2003.  For subsequent Plan Years, this Enrollment Agreement must be dated and returned no later than December 31 of such Plan Year.

I hereby acknowledge that the Company has selected me as a Participant in the Arena Pharmaceuticals, Inc. Deferred Compensation Plan, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by me in conjunction with executing this Election Form.  I acknowledge that I have had satisfactory opportunity to ask questions regarding my participation in the Plan and have received satisfactory answers to any questions asked.  I also acknowledge that I have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of participation in the Plan.  I understand that my participation in the Plan shall not begin until this Election Form has been signed by me and returned to the Company.

AGREED AND ACCEPTED BY THE PARTICIPANT:

Date	Participant Signature

Type or Print Participant Name

AGREED AND ACCEPTED BY THE COMPANY:

Arena Pharmaceuticals, Inc.

Date	Officer Signature

Type or Print Officer Name